Exhibit 99.1

Investor Road Show June 24 - 25, 2010

 Notice Regarding Forward-Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this presentation that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development and operation of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary The Dayton Power and Light Company (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions, including impacts the current financial crisis may have on our business and financial conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. Investor Relations Contact Craig Jackson Vice President and Assistant Treasurer 937.259.7220 craig.jackson@dplinc.com 1

Key Highlights Regulatory Update Retail and Economic Environments Generation Overview Appendix Agenda 2

Key Highlights Solid earnings growth Diluted earnings per share (EPS) from continuing operations: Steady dividend growth Dividend increased five consecutive years Rate has increased from $0.96 per share in 2005 to current rate of $1.21 per share Strong liquidity position Major environmental projects have been completed Capital expenditures estimated to be $610 million from 2010 – 2012(2) $420 million available through short-term credit facilities 2006A 2007A 2008A 2009A 2010E(1) EPS $1.03 $1.80 $2.12 $2.01 $2.45 3 Notes: (1) Represents the midpoint from DPL’s current 2010 earnings guidance of $2.35 - $2.55 per share (2) Excludes capital related to the AMI/Smart Grid filing which is pending PUCO approval.

Key Highlights Long-Term Debt Reduced long-term debt by $227 million in 2009 and $550 million in the last three years Warrants Reduced outstanding warrants from 19.6 million to 1.8 million in 2009 Credit Ratings Received credit upgrades from all major rating agencies in 2009 DPL DP&L Outlook Effective Fitch A- AA- Stable Nov. 2009 Moody’s Baa1 Aa3 Stable Aug. 2009 S&P BBB+ A Stable Apr. 2010 Note: Credit rating relates to DPL’s Senior Unsecured debt and DP&L’s Senior Secured debt. 4

Regulatory Update

Rate certainty Electric Security Plan (ESP) provides rate certainty through the end of 2012 Transmission cost recovery and capacity riders approved in 2009 Cost recovery in place for energy efficiency, alternative energy and economic development Other filings AMI / Smart Grid filing pending PUCO approval Filed Resource Plan with the PUCO in April 2010 Complying with renewable and solar requirements under Ohio SB 221 Requirements to be met primarily through the purchase of RECs Constructed on a 1.1 MW solar array near Yankee substation 6 Note: Half of the renewable and solar requirements must come from within the state of Ohio Regulatory Update

Retail and Economic Environments

Service territory encompasses 24 counties, within 6,000 square miles, in West Central Ohio Population of 1.3 million Loyal and diverse customer base Over 500,000 retail customers Expanding military presence at Wright Patterson Air Force Base Attractive local universities provide source of well-educated employees Service Area 8

Retail Customers As of Mar. 2010: 515,384 YTD March 2010 Retail Revenue $353.1 million Principal Industries Defense Food Processing Paper / Plastic Manufacturing Healthcare Automotive Diversified Retail Market Customer Base Residential Government Commercial Industrial Education YTD March 2010 Retail Sales 3,619 gWh 9

10 Current Economic Environment Dayton Metropolitan Statistical Area Current leading economic indicators reflect an improving economy. Source - ODJFS April - Preliminary

11 Weather Adjusted Retail Sales Q2 2009 – Q2 2010 Estimate (YoY Variance) Estimated 2nd Quarter 2010 weather adjusted retail sales growth: +5% Industrial sales growth attributable to multiple sectors, including automotive, plastics, paper and food. Signs of Economic Recovery Distribution Retail Sales

DPL’s Competitive Retail Environment 12 (1) % of switched customer sales as of quarter to date March 31, 2010 As of March 31, 2010, approximately 20% of DP&L’s retail load has switched to a CRES provider DPL Energy Resources (DPLER) has retained approximately 99.6% of the switched load Remaining 0.4% of the switched load has been acquired by non affiliated suppliers Competitive Retail Load

Generation Overview

Generation Overview Natural Gas Peaking Units Coal Fired Generating Plants Portfolio totals 3,812 MWs of generating capacity Coal: 2,845 MW Other: 967 MW 99% of DPL’s energy is produced with coal Co-ownership of generation assets: Over 65% of generating capacity is owned in combination with other utilities Diversifies operational risk DP&L operates and purchases coal for 2 of 7 plants in which we have co-ownership. (Approximately 50% of total coal consumed at these plants) DP&L operates and purchases coal for Hutchings, a wholly-owned plant 14

Environmental Capex Program Completed Environmental construction program completed on majority of base load coal units Installation of the scrubbers provides coal blending capabilities. Provides opportunities to optimize fuel position ESP permits DP&L to seek recovery of future costs associated with climate change, carbon legislation, and/or other environmental regulations 15 Completed

Appendix

A reliable, efficient, profitable and well-regarded investor-owned regional utility DPL Inc. Overview DPL Inc. The Dayton Power and Light Company DPL Energy, LLC DPL Energy Resources, Inc. MVIC Regulated and vertically integrated electric utility Provides approximately 97% of total consolidated revenue and 95% of total assets Owner and operator of peaking generation facilities Competitive retail energy marketer Serves commercial and industrial customers Captive insurance company Provides insurance services to DPL and its subsidiaries Principal Subsidiaries 17

Integrated Wholesale Operations Board of Directors CEO, President Operates wires business Focused on operational performance Reliability Customer satisfaction Cost per customer Safety Long-term asset performance Customer Conservation and Energy Management Program Operates coal & peaking units 2,845 MW coal 967 MW peakers Focused on operational performance Equivalent availability Heat rate EFOR Capital expenditures Safety Long-term asset performance Operates commodity risk management Serves POLR load Markets/bids supply Optimizes coal, natural gas oil and power Manages emission allowances RTO market activities Retail marketing Renewable planning Corporate functions Accounting Treasury Legal Regulatory Investor Relations Communications Human Resources Purchasing Environmental Information Technology Corporate Development T&D Operations Generation Commercial Operations Corporate Functions Functionally Organized 18

Ohio law requires utilities to join a regional transmission organization Transmission operated by PJM Member of PJM and MISO RTOs PJM MISO Regional Transmission Organizations 19

Generation Portfolio

Plant	Location	Fuel	Total Capacity (MW)	Net Capacity (MW)	Co-Owners	Operator	COD
Hutchings	Miamisburg, Ohio	Coal	365	365	—	DP&L	1948–1953
Hutchings CT	Miamisburg, Ohio	Gas	23	23	—	DP&L	1968
Killen	Wrightsville, Ohio	Coal	600	402	Duke	DP&L	1982
Killen CT	Wrightsville, Ohio	Oil	18	12	Duke	DP&L	1982
Stuart	Aberdeen, Ohio	Coal	2,343	820	AEP, Duke	DP&L	1970–1974
Stuart IC	Aberdeen, Ohio	Oil	10	3	AEP, Duke	DP&L	1969
Conesville Unit 4	Conesville, Ohio	Coal	780	129	AEP, Duke	AEP	1973
Beckjord Unit 6	New Richmond, Ohio	Coal	414	210	AEP, Duke	Duke	1969
Miami Fort Units 7 & 8	North Bend, Ohio	Coal	1,022	368	Duke	Duke	1975–1978
East Bend Unit 2	Rabbit Hash, Kentucky	Coal	600	186	Duke	Duke	1981
Zimmer	Moscow, Ohio	Coal	1,300	365	AEP, Duke	Duke	1991
Yankee Street CT	Centerville, Ohio	Gas	94	94	—	DP&L	1969
Monument IC	Dayton, Ohio	Oil	12	12	—	DP&L	1968
Tait Diesels IC	Dayton, Ohio	Oil	10	10	—	DP&L	1967
Sidney IC	Sidney, Ohio	Oil	12	12	—	DP&L	1968
Tait Units 1 – 3	Dayton, Ohio	Gas	256	256	—	DP&L	1995–1998
Montpelier Units 1 – 4	Montpelier, Indiana	Gas	238	238	—	DPLE	2001
Tait Units 4 – 7	Dayton, Ohio	Gas	307	307	—	DPLE	2002
Total			**8,404**	**3,812**			

Notes:
1 Does not include OVEC generation, with approximately 110 MW treated as Purchased Power
2 Does not include Yankee solar (1MW) or Mound solar (60 KW)

20

Long-Term Debt 21 At March 31, 2010 Amount Interest Rate Maturity DPL Inc. ($mm) % Senior Notes 297.4 6.875 2011 Senior Notes 142.6 8.125 2031 Unamortized debt discount (0.1) Total Parent Debt (1) 439.9 7.280 DP&L First Mortgage Bonds 470.0 5.125 2013 Pollution Control Series (2028) 35.3 4.700 2028 Pollution Control Series (2034) 179.1 4.800 2034 Pollution Control Series (2036) 100.0 4.800 2036 Pollution Control Series (2040) 100.0 variable 2040 Capital Leases and Other 0.4 Unamortized debt discount (0.7) Total DP&L Debt(1) 884.1 4.990 Total DPL Inc. Debt(1) 1,324.0 5.813 Notes: (1) Weighted average interest rates for total DP&L Debt and Total DPL Inc. Debt exclude the Pollution Control Series (2040) which has a variable rate.

2010 – 2012 Capital Outlook 22 2010 – 2012 capital spend estimated to be $610 million. Additional capital investments may include: Incremental utility projects AMI / Smart Grid – pending PUCO approval Renewable investments – to meet Ohio Senate Bill 221 requirements Capital Projections ($ in millions) $0 $50 $100 $150 $200 $250 2010E 2011E 2012E

DP&L currently has two revolving credit facilities totaling $420 million There are no outstanding borrowings under the credit facilities Revolving Credit Facilities 23 Facility 1 Facility 2 Size $220 mm $200 mm Accordion feature $50 mm $50 mm Tenor 5 year 3 year Letter of credit sub limit $50 mm $50 mm Expiration Nov. 2011 Apr. 2013 Maximum total debt to total capitalization ratio =< 65% =< 65% (Excludes Revolvers)